Exhibit 32.1

CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
(SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

    In connection with the Annual Report of The Simply Good Foods Company (the “Company”) on Form 10-K for the fiscal year ended August 30, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to such officer's knowledge:

    1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

    2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company covered by the Report.

    This certificate is being furnished solely for the purposes of 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

Date:	October 28, 2025	By:	/s/ Geoff E. Tanner
		Name:	Geoff E. Tanner
		Title:	President, Chief Executive Officer and Director
(Principal Executive Officer)

Date:	October 28, 2025	By:	/s/ Christopher J. Bealer
		Name:	Christopher J. Bealer
		Title:	Chief Financial Officer
(Principal Financial Officer)